Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-145651) pertaining to the ATI Precision Finishing, LLC Employees’ 401(k) and Profit Sharing Plan of our report dated June 28, 2011, with respect to the financial statements and schedule of the ATI Precision Finishing, LLC Employees’ 401(k) and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.
/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
June 28, 2011

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